UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 3, 2025, Sabre GLBL Inc. (“Sabre GLBL”), a Delaware corporation and a wholly owned subsidiary of Sabre Corporation, a Delaware corporation (“Sabre,” the “Company,” “we,” “us,” or “our”), Sabre HS Inc., a Delaware corporation (“Sabre HS”), and Whitney Merger Sub, Inc., a Delaware corporation (“Buyer”), consummated the previously announced disposition of Sabre’s hospitality solutions business to Buyer in exchange for an aggregate cash purchase price amount of approximately $1,100,000,000, subject to customary purchase price adjustments (the “Disposition”), pursuant to the Stock Purchase Agreement, dated April 27, 2025, by and among Buyer, Sabre GLBL, the Company and Sabre HS (the “Purchase Agreement”).

The foregoing description of the Disposition and the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2025 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2025, the Company approved a one-time cash bonus payment of $5,300,000 to Scott Wilson, Executive Vice President, Sabre and President, Hospitality Solutions, which was contingent upon the consummation of the Disposition. In accordance with the terms of the Purchase Agreement, Mr. Wilson’s employment with the Company has terminated. As a result of his termination of employment, Mr. Wilson’s outstanding unvested equity awards from the Company expired.

Item 7.01	Regulation FD Disclosure.

On July 7, 2025, the Company issued a press release announcing the consummation of the Disposition. A copy of the press release announcing the proposed transaction is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the exhibits incorporated by reference herein, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2025, which is incorporated herein by reference, contains the unaudited pro forma consolidated balance sheet of the Company reflecting the Disposition as of March 31, 2025 and the unaudited pro forma statement of operations for the years ended December 31, 2024, 2023 and 2022 and the three months ended March 31, 2025, and the notes related thereto (collectively, the “Unaudited Pro Forma Information”). There have been no material changes to the Unaudited Pro Forma Information.

(d) Exhibits

99.1	Press Release dated July 7, 2025.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Date: July 7, 2025	By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Executive Vice President and Chief Legal Officer